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                                                                       Exhibit 1




                           [FELDMAN RADIN & CO. LOGO]
                           FELDMAN RADIN & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBER OF DFK INTERNATIONAL                       805 THIRD AVENUE
WITH OFFICES IN PRINCIPAL                     NEW YORK, N.Y. 10022-7513
CITIES THROUGHOUT THE WORLD                       (212) 593-3100

                                              TELECOPIER (212) 355-3631

October 29, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.



Ladies and Gentlemen:

     We have read the statements made by CVF Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K under the Securities Exchange Act of 1934, as amended, as part of the Company's Form 8-K reports for the month of October 1997. We agree with the statements concerning our Firm in such Form 8-K.




                                            Very truly yours,


                                            /s/ Feldman Radin & Co., P.C.
                                            -----------------------------
                                            Certified Public Accountants


Attachment - [Form 8-K - not included]


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